SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                            January 23, 1997
              Date of Report (Date of earliest event reported)

                                HANDY & HARMAN
              (Exact Name of Registrant as Specified in Charter)

     New York                      1-5365                  13-5129420
(State or other jurisdiction   (Commission File Number)  (IRS Employer
 of Incorporation)                                       Identification No.)

250 Park Avenue New York,  New York, New York                    10177
   (Address of Principal Executive Offices)                    (Zip Code)

                                (212) 661-2400
              Registrant's telephone number, including area code

                               Not Applicable
        (Former Name or Former Address, if Changed Since Last Report)


          Item 5.  Other Events.

                    On January 23, 1997, Handy & Harman (the
          "Company") entered into a non-binding letter of intent (the "Letter of Intent") with Saugatuck Capital Company Limited III, a Delaware limited partnership ("Saugatuck"), the majority shareholder of Olympic Manufacturing Group, Inc., a Delaware corporation ("OMG"). Pursuant to a definitive purchase agreement to be negotiated, the Company will purchase all of the capital stock of OMG for an aggregate purchase price of $53 million in cash, net of certain debt, stock option and warrant obligations being paid at the closing (the "Closing") of the proposed transaction by the Company. The proposed acquisition is subject to the negotiation of a definitive purchase agreement and certain conditions customary in transactions of this type. It is anticipated that the Closing will take place during the first quarter of 1997. A press release (the "Press Release") describing the proposed transaction was released on January 24, 1997.

                    The Letter of Intent and Press Release are attached hereto as Exhibits 99.1 and 99.2 and each is incorporated herein by reference in its entirety. The foregoing discussion does not purport to be complete and is qualified in its entirety by reference to such Exhibits.


          Item 7.        Financial Statements and Exhibits.

          (c)            Exhibits.

          99.1           Letter of Intent between Handy &
                         Harman and Saugatuck Capital Company
                         Limited III, dated January 23, 1997.

          99.2           Press Release issued by the Company,
                         dated January 24, 1997.


                                 SIGNATURE

              Pursuant to the requirements of the Securities
         Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated:  January 28, 1997

                                       HANDY & HARMAN

                                       By: /s/  Paul E. Dixon
                                          Name: Paul E. Dixon
                                          Title: Vice President and
                                                 General Counsel


                                  EXHIBIT INDEX

      Exhibit No.      Description                              Page No.

      99.1             Letter of Intent between Handy &
                       Harman and Saugatuck Capital Company
                       Limited III, dated January 23, 1997.

      99.2             Press Release issued by the Company,
                       dated January 24, 1997.